     As filed with the Securities and Exchange Commission on July 21, 1999

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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                                 FTD.COM INC.
            (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                 36-4294509
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

          3113 Woodcreek Drive
           Chicago, Illinois                               60515
(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  [ ]                                  box.  [X]

Securities Act registration statement file number
to which this form relates:                           333-78857
                                                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:    None.

Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                               (Title of Class)


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Item 1.        Description of Registrant's Securities To Be Registered.
-------        -------------------------------------------------------

          The description of the Class A Common Stock, par value $.01 per share, of FTD.COM INC., a Delaware corporation ("FTD.COM"), to be registered hereunder set forth under the caption "Description of Capital Stock" in FTD.COM's Registration Statement on Form S-1 (Registration No. 333-78857) as originally filed with the Securities and Exchange Commission on May 20, 1999 or as subsequently amended, is incorporated herein by reference in response to this item.

Item 2.        Exhibits
-------        --------

          The following exhibits are incorporated by reference as indicated below.

Exhibit
Number         Description of Exhibits
------         -----------------------

3.1*           Certificate of Incorporation of FTD.COM

3.2* Certificate of Amendment to Certificate of Incorporation of FTD.COM relating to Series A 8% Cumulative Redeemable Convertible Preferred Stock of FTD.COM

3.3*           Bylaws of FTD.COM

4.1*           Specimen certificate for FTD.COM's Class A Common Stock

4.2* Stockholders' Agreement, dated as of December 19, 1994, among Perry Acquisition Partners, L.P., the Co-Investors named therein and FTD Corporation

4.3* Registration Rights Agreement, dated as of May 20, 1999, between FTD.COM and DBV Investments, L.P.

4.4* Registration Rights Agreement between Florists' Transworld Delivery, Inc. and FTD.COM

4.5* Registration Rights Agreement, dated as of May 25, 1999, between FTD.COM and Buena Vista Internet Group

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*  Incorporated by reference to the identically numbered exhibit to the
Registration Statement on Form S-1 of FTD.COM filed by FTD.COM on May 20, 1999, as amended (Registration No. 333-78857).

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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     FTD.COM INC.


                                     By:  /s/ Michael J. Soenen
                                          -------------------------------------
                                          Michael J. Soenen
                                          President and Chief Executive Officer

                                     Date:  July 21, 1999

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                                 EXHIBIT INDEX

     Exhibit
     Number         Description of Exhibits
     -------        -----------------------

     3.1*           Certificate of Incorporation of FTD.COM

     3.2* Certificate of Amendment to Certificate of Incorporation of FTD.COM relating to Series A 8% Cumulative Redeemable Convertible Preferred Stock of FTD.COM

     3.3*           Bylaws of FTD.COM

     4.1*           Specimen certificate for FTD.COM's Class A Common Stock

     4.2* Stockholders' Agreement, dated as of December 19, 1994, among Perry Acquisition Partners, L.P., the Co-Investors named therein and FTD Corporation

     4.3* Registration Rights Agreement, dated as of May 20, 1999, between FTD.COM and DBV Investments, L.P.

     4.4* Registration Rights Agreement between Florists' Transworld Delivery, Inc. and FTD.COM

     4.5* Registration Rights Agreement, dated as of May 25, 1999, between FTD.COM and Buena Vista Internet Group

----------------
* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of FTD.COM filed by FTD.COM on May 20, 1999, as amended (Registration No. 333-78857).